As filed with the Securities and Exchange Commission on March 30, 2009

Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THE PRINCETON REVIEW, INC.

(Exact Name of Registrant as specified in its charter)

Delaware	22-3727603
(State of Incorporation)	(I.R.S. Employer Identification No.)

111 Speen Street

Framingham, Massachusetts 01701

(508) 663-5050

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Michael J. Perik

President and Chief Executive Officer

The Princeton Review, Inc.

111 Speen Street

Framingham, Massachusetts 01701

(508) 663-5050

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Neal S. Winneg	John M. Mutkoski, Esq.
The Princeton Review, Inc.	Goodwin Procter LLP
111 Speen Street	Exchange Place
Framingham, Massachusetts 01701	Boston, Massachusetts 02109
(508) 663-5050	(617) 570-1000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock	2,000,000	$4.72	$9,440,000.00	$527

(1)	The shares of common stock, $0.01 par value, of The Princeton Review, Inc. that may be offered pursuant to this Registration Statement consist of shares of common stock owned by Mr. John S. Katzman.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933. Based on the average of the high and low for the common stock on March 24, 2009.

Prospectus

THE PRINCETON REVIEW, INC.

Common Stock

This prospectus covers the potential resale of up to 2,000,000 shares of common stock, par value $0.01 per share of The Princeton Review, Inc. previously issued to Mr. John S. Katzman, the selling security holder (“Mr. Katzman”). Some or all of the common stock may be sold from time to time in the market or in other transactions by Mr. Katzman. Mr. Katzman may sell the shares of common stock described in this prospectus in various ways and at different times, but is not required to sell any or all of these shares. The price to the public for the shares and the proceeds to Mr. Katzman at any time will depend on the terms of such sale. We will not receive any of the proceeds from the sale of the common stock by Mr. Katzman, but Mr. Katzman will reimburse us for all fees and expenses that we incur in connection with the registration process, including the fees and expenses of our outside counsel and auditors.

Our common stock is listed on The Nasdaq Global Market under the symbol “REVU.” On March 24, 2009, the last reported sale price of our common stock was $4.61 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 2 for certain risks and uncertainties that you should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Unless the context otherwise requires, all references to “we,” “us,” “our company” or “the company” in this prospectus refer collectively to The Princeton Review, Inc., a Delaware corporation, and its subsidiaries.

The date of this prospectus is March 30, 2009.

The Princeton Review, Inc.

111 Speen Street

Framingham, Massachusetts 01701

(508) 663-5050

About this Prospectus

This prospectus is part of a resale registration statement. Mr. Katzman may sell some or all of his shares in one or more transactions from time to time.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus, as well as the information we file with the SEC and incorporate by reference in this prospectus, is accurate only as of the date of the documents containing the information.

You should read both this prospectus and any applicable prospectus supplement together with additional information described below under the heading “How to Obtain More Information.”

Forward-looking Statements

This prospectus contains forward-looking statements within the meaning of the federal securities laws. Some of the forward-looking statements can be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “should,” “could,” “seek,” “intends,” “plans,” “estimates,” “anticipates,” or other comparable terms. Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking statements. We urge you to consider the risks and uncertainties discussed elsewhere in this prospectus under “Risk Factors” in evaluating our forward-looking statements. We have no plans to update our forward-looking statements to reflect events or circumstances occurring after the date of this report. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made.

i

About The Princeton Review

The Princeton Review provides integrated classroom-based, print and online products and services that address the needs of students, parents, educators and educational institutions. The Company was founded in 1981 as an SAT preparation course. Today, based on our experience in the test preparation industry, we now believe that we offer the leading SAT preparation course and are among the leading providers of test preparation courses for most major post-secondary and graduate admissions tests. In 2008, the Company and its franchisees provided test preparation courses, tutoring services and supplemental educational services to students throughout the United States and abroad. Through September 2008, the Company operated through the following three divisions:

•

The Test Preparation Services division, founded in 1981, provides live and online test preparation courses. Additionally, the division receives royalties from its independent international franchisees that provide test preparation courses under the Princeton Review brand.

•	The Supplemental Educational Services (“SES”) division provides tutoring and supplemental educational services under the No Child Left Behind Act of 2001 (“NCLB”).

•	The K-12 Services division, which was sold to a third party in March 2009, as described below.

In September 2008, we committed to a plan to dispose of our K-12 Services division, which provided a range of services to K-12 schools and school districts to help primary and secondary school students and teachers measurably improve academic performance, including online and print-based assessment, professional development, and materials to support school-based intervention programs. Accordingly, our most recent Consolidated Financial Statements reflect the K-12 Services division as a discontinued operation. On March 12, 2009, we completed the sale of substantially all the assets of the K-12 Services division to CORE Education and Consulting Solutions, Inc. (“CORE”) in accordance with the terms and conditions of an Asset Purchase Agreement dated as of December 27, 2008.

The Company authors more than 169 print and software titles on test preparation, academic admissions and related topics under the Princeton Review brand. Books are sold primarily through Random House, Inc. (“Random House”), from which the Company collects fees for royalties and editing and marketing arrangements.

We were incorporated in Delaware in March 2000. Our Internet website address is www.PrincetonReview.com. We post the following filings as soon as reasonably practicable after they are electronically filed with or furnished to the Securities and Exchange Commission (the “SEC”) on the investor relations page of our website: annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934. All such filings on our website are available free of charge. The public may read and copy any materials filed by us with the SEC at the SEC’s Public Reference Room at 100 F Street, NW, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

R isk Factors

Our business is subject to significant risks. You should carefully consider the risks and uncertainties described in our Form 10-K filed on March 16, 2009 incorporated by reference herein. The risks and uncertainties described in our Form 10-K filed on March 16, 2009 incorporated by reference herein are not the only ones facing us. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in our Form 10-K filed on March 16, 2009 incorporated by reference herein actually occur, our business, financial condition and results of operations could be adversely affected in a material way. This could cause the trading price of our common stock to decline, perhaps significantly, and you may lose part or all of your investment.

Use of Proceeds

We will receive no proceeds from the sale by Mr. Katzman of the common stock described in this prospectus but Mr. Katzman will reimburse us for all fees and expenses that we incur in connection with the registration process, including the fees and expenses of our outside counsel and auditors.

Selling Security Holder

We agreed to file this registration statement with the SEC for the benefit of Mr. Katzman as the selling security holder. The shares are being registered to permit public secondary trading of the shares. Mr. Katzman, or his pledgees, donees, transferees or other successors in interest, may offer the shares for resale from time to time.

Mr. Katzman founded The Princeton Review in 1981 and served as Executive Chairman from July 2007 to September 5, 2008 and as a director of The Princeton Review since its formation until November 21, 2008. Mr. Katzman served as Chairman of the Board of Directors of The Princeton Review from 1981 through November 2006. Mr. Katzman is the brother of Richard Katzman, a member of the Board of Directors.

The following table provides certain information with respect to Mr. Katzman, including Mr. Katzman’s beneficial ownership of our common stock as of March 30, 2009, and as adjusted to give effect to the sale of the shares covered by this prospectus. The amounts set forth below are based upon information provided to us by Mr. Katzman and are accurate to the best of our knowledge. These numbers do not reflect the impact of any prospective adjustments or limitations described in the foregoing paragraphs. It is possible that Mr. Katzman may have acquired, sold, transferred or otherwise disposed of shares of our common stock in transactions exempt from the registration requirements of the Securities Act of 1933, since the date on which he provided the information to us regarding the shares beneficially owned by him. We cannot estimate the number of shares Mr. Katzman will hold after completion of this offering because Mr. Katzman may sell all or a portion of the shares and there currently are no agreements, arrangements or understandings with respect to the sale of any of the shares. This table assumes that Mr. Katzman will offer for sale all of his shares of our common stock covered by this prospectus. We do not know whether Mr. Katzman will offer for sale any or all of the common stock covered by this prospectus. Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Securities Exchange Act of 1934, as amended. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares, subject to community property laws where applicable.

Name of Selling Security Holder	Number of Shares of Common Stock Owned Prior to this Offering	Number of Shares of Common Stock Offered Under this Prospectus	Number of Shares of Common Stock Owned Upon Completion of the Offering	Percentage of Outstanding Common Stock Owned Upon Completion of the Offering
John S. Katzman	8,022,185(1)	2,000,000	6,022,185	17.84%

(1)	Includes shares held by Mr. Katzman directly and indirectly. Mr. Katzman’s indirect holding includes 102,160 shares of Common Stock held by Mr. Katzman’s spouse. Also includes 717 shares held by Katzman Management, Inc., 658,848 shares held by Katzman Business Holdings, L.P. and 1,500,000 shares held by JSK Business Holdings, LP. Mr. Katzman disclaims ownership of shares not held in his name except to the extent of his pecuniary interest therein.

Plan of Distribution

The shares being offered by the selling security holder have been issued pursuant to an exemption from the registration provisions of the Securities Act of 1933. The shares may be sold or distributed from time to time by the selling security holder, or by pledgees, donees, or transferees of, or other successors-in-interest to, the selling security holder, directly to one or more purchasers (including pledgees) or through brokers, dealers or underwriters who may act solely as agents or who may acquire shares as principals and will act independently of us in making decisions with respect to the timing, manner and size of each sale.

The shares may be sold in one or more transactions at:

•	fixed prices,

•	prevailing market prices at the time of sale,

•	prices related to the prevailing market prices,

•	varying prices determined at the time of sale, or

•	otherwise negotiated prices.

The shares may be sold by one or more of, or a combination of, the following methods, in addition to any other method permitted under this prospectus:

•	a block trade in which the broker-dealer so engaged will attempt to sell the offered securities as agent but may position and resell a portion of the block as principal to facilitate the transaction,

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus,

•	on any national securities exchange or quotation service on which our common stock may be listed or quoted at the time of sale, including The Nasdaq Global Market,

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers,

•	privately negotiated transactions,

•	by pledge to secure debts or other obligations,

•	put or call transactions,

•	to cover hedging transactions made pursuant to this prospectus, or

•	underwritten offerings.

Mr. Katzman has engaged Stifel Nicolaus to act as broker-dealer in connection with the sale of the shares being registered hereunder. If required, this prospectus may be amended or supplemented on a continual basis to describe a specific plan of distribution. In making sales, broker-dealers engaged by the selling security holder may arrange for other broker-dealers to participate in the resales.

In connection with the sale of shares, the selling security holder may (1) enter into transactions with brokers, dealers or others, who in turn may engage in sales, including short sales, of the shares in the course of hedging the positions they assume, (2) deliver shares to close out positions or (3) loan shares to brokers, dealers or others that may in turn sell such shares. The brokers, dealers or others referred to in (1) above may engage in those transactions referred to in (1), (2) or (3) above through this prospectus. The selling security holder may enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer of the shares. The broker-dealer or other financial institution may then resell or transfer these shares through this prospectus. The selling security holder may also loan or pledge his shares to a broker-dealer or other financial institution. The broker-dealer or financial institution may sell the shares which are loaned or pursuant to a right to rehypothecate while pledged or, upon a default, the broker-dealer or other financial institution may sell the pledged shares by use of this prospectus. The broker, dealer or other financial institution may use shares pledged by the selling security holder or borrowed from the selling security holder or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from the selling security holder in settlement of those derivatives to close out any related open borrowings of shares. Some or all of the shares offered in this prospectus may also be sold to or through an underwriter or underwriters. Any shares sold in that manner will be acquired by the underwriters for their own accounts and may be resold at different times in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. These shares may be offered to the public through underwriting syndicates represented by one or more managing underwriters or may be offered to the public directly by one or more underwriters. Any public offering price and any discounts or concessions allowed or disallowed to be paid to dealers may be changed at different times.

The selling security holder may pay usual and customary or specifically negotiated underwriting discounts and concessions or brokerage fees or commissions in connection with his sales.

The selling security holder and any dealers or agents that participate in the distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, and any profit on the sale of shares by them and any commissions received by any such dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Because the selling security holder may be deemed to be “underwriter” within the meaning of the Securities Act of 1933, the selling security holder will be subject to the prospectus delivery requirements of the Securities Act of 1933. Neither the delivery of any prospectus, or any prospectus supplement, nor any other action taken by the selling security holder or any purchaser relating to the purchase or sale of shares under this prospectus shall be treated as an admission that any of them is an underwriter within the meaning of the Securities Act of 1933 relating to the sale of any shares.

Any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under that rule rather than pursuant to this prospectus.

The shares may be sold through registered or licensed brokers or dealers if required under applicable state securities laws. Additionally, in some states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of the shares may not engage in market-making activities for our common stock during some restricted periods. Additionally, Mr. Katzman will be subject to applicable provisions of the Securities Exchange Act of 1934 and the associated rules and regulations under the Securities Exchange Act of 1934, including Regulation M, that may limit the timing of purchases and sales of shares of our common stock by Mr. Katzman. We will make copies of this prospectus available to Mr. Katzman and have informed Mr. Katzman of the need for delivery of copies of this prospectus to purchasers at or before the time of any sale of the shares.

Legal Matters

The validity of the common stock offered by this prospectus is being passed upon by Goodwin Procter LLP, Boston, Massachusetts.

Experts

The consolidated financial statements of The Princeton Review, Inc. for the year ended December 31, 2008 incorporated by reference in the company’s Annual Report (Form 10-K) for the year ended December 31, 2008, have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, as set forth in their report thereon included therein and incorporated herein by reference. The consolidated financial statements of The Princeton Review, Inc. for the year ended December 31, 2007 incorporated by reference in the company’s Annual Report (Form 10-K) for the year ended December 31, 2008, have been audited by Grant Thornton LLP, an independent registered public accounting firm, as set forth in their report thereon included therein and incorporated herein by reference. The consolidated financial statements of The Princeton Review, Inc. for the year ended December 31, 2006 incorporated by reference in the company’s Annual Report (Form 10-K) for the year ended December 31, 2008, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

How To Obtain More Information

We are subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance with those requirements file reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy the reports, proxy statements and other information that we file with the Commission under the informational requirements of the Securities Exchange Act at the Commission’s Public Reference Room at 100 F Street, N.W., Washington, D.C. 20549. Please call 1-800-SEC-0330 for information about the Commission’s Public Reference Room. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission’s Web site is http: //www.sec.gov. Our Web site is http://www.princetonreview.com. Information contained on our Web site is not a part of this prospectus.

We have filed with the Commission a registration statement on Form S- 3 under the Securities Act of 1933 with respect to the shares of our common stock offered under this prospectus. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information regarding the company and the shares offered under this prospectus, please see the registration statement and the exhibits and schedules filed with the registration statement. Statements contained in this prospectus regarding the contents of any agreement or other document filed as an exhibit to the registration statement are not necessarily complete, and in each instance please see the copy of the full agreement filed as an exhibit to the registration statement. We qualify each of these statements in all respects by the reference to the full agreement. The registration statement, including the exhibits and schedules to the registration statement, may be inspected at the Commission’s Public Reference Room at 100 F Street, N.W., Washington, D.C. 20549 and copies of all or any part of the registration statement may be obtained from the Commission’s office upon payment of the prescribed fees.

Incorporation of Information Filed with the SEC

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we may disclose important information to you by referring you to other documents. The information we incorporate by reference is considered a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any filings we make with the SEC on or after the date of this prospectus under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 and prior to completion of this offering, as well as any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the filing date of the registration statement, dated March 30, 2009, of which this prospectus is a part and prior to the date of effectiveness of the registration statement:

•	Our Annual Report on Form 10-K for the year ended December 31, 2008 filed on March 16, 2009;

•	Our Current Report on Form 8-K/A filed on March 30, 2009;

•	Our Current Report on Form 8-K filed on March 18, 2009;

•	Our Current Reports on Form 8-K filed on March 13, 2009;

•	Our Current Report on Form 8-K filed on March 12, 2009 (other than information therein which is furnished under Item 2.02); and

•	The description of our common stock contained in our Registration Statement on Form 8-A filed on March 20, 2001, including any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning:

The Princeton Review, Inc.

111 Speen Street

Framingham, Massachusetts 01701

(508) 663-5050

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The expenses in connection with the issuance and distribution of the securities being registered will be borne by Mr. Katzman and are set forth in the following table (all amounts except the registration fee are estimates):

Registration fee	$527
Legal fees and expenses	$60,000
PricewaterhouseCoopers LLP accounting fees and expenses	$10,000
Grant Thornton LLP accounting fees and expenses	$59,000
Ernst & Young LLP accounting fees and expenses	$10,000
Printing fees and expenses	$5,473
Miscellaneous	$2,000

Total	$147,000

Item 15.	Indemnification of Directors and Officers.

Section 102 of the Delaware General Corporation Law, or the DGCL, allows a corporation to eliminate the personal liability of directors of the corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability:

-	for any breach of the director’s duty of loyalty to the corporation or its stockholders;
-	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
-	under section 174 of the DGCL regarding unlawful dividends and stock purchases; or
-	for any transaction from which the director derived an improper personal benefit.

The Princeton Review, Inc.’s certificate of incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability is expressly forbidden by the DGCL, as it now exists or is later amended.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee of or agent of the corporation. The statue provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

The Princeton Review, Inc.’s certificate of incorporation requires The Princeton Review, Inc. to indemnify to the fullest extent authorized or permitted by the DGCL (as it existed at the time of the adoption of the certificate of incorporation, or, if the DGCL is later amended to permit broader indemnification, as so amended) each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal administrative or investigative, by reason of the fact that he is or was a director or officer of The Princeton Review, Inc., or is or was serving at the request of The Princeton Review, Inc. as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent. The Princeton Review, Inc. is only required to indemnify any such person seeking indemnification in connection with an action initiated by such person if such action was authorized by the board of directors. The certificate of incorporation also provides that The Princeton Review, Inc. must advance expenses to a director or officer in advance of the final disposition of the matter with respect to which such expenses are being advanced upon receipt of an undertaking, if such undertaking is required by the DGCL, by or on behalf of such director or officer to repay such amount if it is ultimately determined that the director or officer is not entitled to be indemnified by The Princeton Review, Inc. The certificate of incorporation further states that The Princeton Review, Inc. may, by action of the board of directors, provide indemnification to employees and agents of the company with the same scope and effect as the foregoing provisions relating to directors and officers.

The certificate of incorporation provides that the rights to indemnification and advancement of expenses conferred by it are not exclusive of any other right that any person may have or acquire under any statute, any amendment to the certificate of incorporation, by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

The Princeton Review, Inc. maintains directors and officers liability insurance.

Item 16.	Exhibits.

Exhibit Number	Description
1.1	— Registration Agreement by and between Mr. Katzman and The Princeton Review, Inc. dated as of March 26, 2009.

*4.1

—     Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1.2 to our Registration Statement on Form S-1 (File No. 333-43874), which was declared effective on June 18, 2001 (our “Form S-1”).

*4.2	— Amended and Restated By-laws (incorporated herein by reference to Exhibit 3.2 to our Current Report on Form 8-K (File No. 000-32469), filed with the SEC on July 26, 2007.

*4.3	— Form of Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to our Form S-1).

5.1	— Opinion of Goodwin Procter LLP.

23.1	— Consent of PricewaterhouseCoopers LLP.

23.2	— Consent of Grant Thornton LLP.

23.3	— Consent of Ernst & Young LLP.

23.4	— Consent of Goodwin Procter (contained in Exhibit 5.1 hereto).

24.1	— Powers of Attorney (included in Part II of this Registration Statement).

*	Previously filed.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions of the Delaware General Corporation Law, the certificate of incorporation or bylaws of the registrant or resolutions of the registrant’s board of directors adopted pursuant thereto, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, The Princeton Review, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement (the “Registration Statement”) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Framingham, Commonwealth of Massachusetts, on this 30th day of March, 2009.

THE PRINCETON REVIEW, INC.

By:	/s/ Michael J. Perik
Michael J. Perik
President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael J. Perik, Stephen C. Richards and Neal S. Winneg, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and sign any registration statement (or amendment thereto) for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Michael J. Perik Michael J. Perik	President and Chief Executive Officer (Principal Executive Officer) and Director	March 30, 2009

/s/ Stephen Richards Stephen Richards	Chief Operating Officer and Chief Financial Officer (Principal Financial Officer)	March 30, 2009

/s/ Susan Rao Susan Rao	Executive Vice President, Finance (Principal Accounting Officer)	March 30, 2009

/s/ David Lowenstein David Lowenstein	Chairman of the Board of Directors	March 30, 2009

/s/ Jeffrey R. Crisan Jeffrey R. Crisan	Director	March 30, 2009

/s/ Robert E. Evanson Robert E. Evanson	Director	March 30, 2009

/s/ Richard Katzman Richard Katzman	Director	March 30, 2009

/s/ Michael A. Krupka Michael A. Krupka	Director	March 30, 2009

/s/ Richard Sarnoff Richard Sarnoff	Director	March 30, 2009

/s/ Clyde E. Williams Clyde E. Williams	Director	March 30, 2009

Exhibit Index

Exhibit Number	Description
1.1	— Registration Agreement by and between Mr. Katzman and The Princeton Review, Inc. dated as of March 26, 2009.

*4.1

—     Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1.2 to our Registration Statement on Form S-1 (File No. 333-43874), which was declared effective on June 18, 2001 (our “Form S-1”).

*4.2	— Amended and Restated By-laws (incorporated herein by reference to Exhibit 3.2 to our Current Report on Form 8-K (File No. 000-32469), filed with the SEC on July 26, 2007.

*4.3	— Form of Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to our Form S-1).

5.1	— Opinion of Goodwin Procter LLP.

23.1	— Consent of PricewaterhouseCoopers LLP.

23.2	— Consent of Grant Thornton LLP.

23.3	— Consent of Ernst & Young LLP.

23.4	— Consent of Goodwin Procter (contained in Exhibit 5.1 hereto).

24.1	— Powers of Attorney (included in Part II of this Registration Statement).

*	Previously filed.